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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                ----------------

      Date of Report (Date of earliest event reported): September 26, 2002



              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             (Exact name of registrant as specified in its charter)



            Delaware                      333-77054              13-3320910
  (State or Other Jurisdiction           (Commission          (I.R.S. Employer
       of Incorporation)                 File Number)       Identification No.)


Eleven Madison Avenue, 4th Floor                                   10010
       New York, New York                                        (Zip Code)
     (Address of Principal
       Executive Offices)







       Registrant's telephone number, including area code: (212) 325-2000

                                    No Change
 -------------------------------------------------------------------------------



          (Former name or former address, if changed since last report)



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Item  2. Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Loans

                  Credit Suisse First Boston Mortgage Securities Corp. registered issuances of Mortgage Pass-Through Certificates on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by the Registration Statements on Form S-3 (Registration File No. 333-77054) (as amended, the "Registration Statement"). Pursuant to the Registration Statement, ABFS Mortgage Loan Trust 2002-3 (the "Trust") issued approximately $370,000,000 in aggregate principal amount of its Mortgage Pass-Through Certificates, Series 2002-3 (the "Certificates"), on September 26, 2002. This Current Report on Form 8-K is being filed to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Certificates, the forms of which were filed as Exhibits to the Registration Statement.

                  The Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") attached hereto as
Exhibit 4.1, dated as of September 1, 2002, between Credit Suisse First Boston Mortgage Securities Corp., American Business Credit, Inc., in its capacity as servicer (the "Servicer"), and JPMorgan Chase Bank, in its capacity as trustee, back-up servicer and collateral agent (the "Trustee", the "Back-up Servicer" and the "Collateral Agent"). The Certificates consist of five classes of senior Certificates, the Class A, Class A-IO, Class M-1, Class M-2 and Class B Certificates (collectively, the "Offered Certificates") and two classes of subordinated Certificates (the "Class X Certificates" and the "Class R Certificates"). Only the Offered Certificates were offered. The Certificates initially evidenced, in the aggregate, 100% of the undivided beneficial ownership interests in the Trust.

                  The assets of the Trust consist primarily of one pool of fixed-rate, closed-end, conventional, monthly pay, generally fully amortizing, business and consumer purpose residential home equity loans (the "Mortgage Loans") secured by first or second lien mortgages or deeds of trust (the "Mortgages") on real properties (the "Mortgage Properties"). The Mortgaged Properties securing the Mortgage Loans consist primarily of single family residences (which may be detached, part of a two-to four-family dwelling, a condominium unit or a unit in a planned unit development).

                  Interest distributions on the Offered Certificates are based on the Certificate Principal Balance thereof and the then applicable Pass-Through Rate thereof. The Pass-Through Rates for the Class A, Class A-IO, Class M-1, Class M-2 and Class B Certificates are 4.263%, 7.000%, 5.402%, 5.895% and 6.860% per annum, respectively. The Pass-Through Rate for the Class A, Class M-1, Class M-2 and Class B Certificates will increase by 0.50% if they remain outstanding after the clean-up call date. The Pass-Through Rates for the Class A, Class M-1, Class M-2 and Class B Certificates are subject to a Net WAC Cap.

                  The Class A, Class M-1, Class M-2 and Class B Certificates have original Certificate Principal Balances of $321,900,000, $22,200,000, $18,500,000 and $7,400,000, respectively. The Class A-IO Certificates has an original notional amount of $119,660,000. No principal will be paid on the Class A-IO Certificates.

                  As of the Closing Date, the Mortgage Loans possessed the characteristics described in the Prospectus dated September 20, 2002 and the Prospectus Supplement dated September 23, 2002 filed pursuant to Rule 424(b)(5) of the Act on September 27, 2002.








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Item  7. Financial Statements, Pro Forma Financial Information and Exhibits.


         (a) Not applicable

         (b) Not applicable

         (c) Exhibits:

         4.1 Pooling and Servicing Agreement, dated as of September 1, 2002, between Credit Suisse First Boston Mortgage Securities Corp., as depositor, American Business Credit, Inc., as servicer, and JPMorgan Chase Bank, as trustee, back-up servicer and collateral agent.

         4.2 Unaffiliated Seller's Agreement, dated as of September 1, 2002, among American Business Credit, Inc., HomeAmerican Credit, Inc. d/b/a/ Upland Mortgage, and American Business Mortgage Services, Inc., as originators, Credit Suisse First Boston Mortgage Securities Corp., as depositor, and ABFS 2002-3, Inc., as unaffiliated seller.

         8.1 Opinion of Dewey Ballantine LLP, special counsel to American Business Financial Services, Inc. regarding certain tax matters.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Credit Suisse First Boston Mortgage Securities Corp.
                               As Depositor and on behalf of ABFS
                               Mortgage Loan Trust 2002-3
                               Registrant


                           By:  /s/     Kari S. Roberts
                               -----------------------------------
                               Name:    Kari S. Roberts
                               Title:   Vice President




Dated: September 26, 2002



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                                  EXHIBIT INDEX


    Exhibit No.                      Description
    -----------                      -----------

       4.1 Pooling and Servicing Agreement, dated as of September 1, 2002, between Credit Suisse First Boston Mortgage Securities Corp., as depositor, American Business Credit, Inc., as servicer, and JPMorgan Chase Bank, as trustee, back-up servicer and collateral agent.

       4.2 Unaffiliated Seller's Agreement, dated as of September 1, 2002, among American Business Credit, Inc., HomeAmerican Credit, Inc. d/b/a/ Upland Mortgage, and American Business Mortgage Services, Inc., as originators, Credit Suisse First Boston Mortgage Securities Corp., as depositor, and ABFS 2002-3, Inc., as unaffiliated seller.

       8.1 Opinion of Dewey Ballantine LLP, special counsel to American Business Financial Services, Inc. regarding certain tax matters.